news release

FOR RELEASE:
August 12, 2008

NASDAQ: SNIC

Sonic Solutions Reports Financial Results for First Fiscal Quarter
Ended June 30, 2008
Updates Guidance

Novato, California (August 12, 2008) – Sonic Solutions® (NASDAQ: SNIC) today announced financial results for the first fiscal quarter ended June 30, 2008:

Summary Financial Results
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2008 (GAAP)	2008 (Non-GAAP)	2007 (GAAP)	2007 (Non-GAAP)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net revenue	$30,114	$30,114	$30,111	$30,111

Gross profit	$22,408	$23,594	$22,183	$23,379

Net income (loss)	$(3,640)	$(2,253)	$(1,957)	$76

Net income (loss) per share	$(0.14)	$(0.09)	$(0.07)	$0.00

Non-GAAP Presentation

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles (“GAAP”), we also present certain non-GAAP information in order to provide the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures but should be considered in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, offers a more complete understanding of factors and trends affecting our business. Our non-GAAP presentation should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision making and (2) they are used by some of our institutional investors and the analyst community to help them analyze our operational results. The non-GAAP disclosure and the non-GAAP adjustments, including the basis for such adjustment and the impact on our operations, are outlined below.

Sonic Solutions • 101 Rowland Way • Novato, CA 94945 • tel: 415.893.8000 • fax: 415.893.8008 • email: info@sonic.com

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2008
Updates Guidance

Acquisition-Related Intangible Amortization

Under purchase accounting rules, some portion of an acquisition purchase price is allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time. The GAAP presentation includes amortization on all acquired intangibles from prior transactions we have consummated. We have excluded the effect of amortization of acquired intangibles from our non-GAAP gross margin and net income. Amortization of acquired intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our various acquisitions. Further, the amortization expense on acquired intangibles does not result in ongoing cash expenditures, and, in management’s view, does not otherwise have a material impact on our ongoing business operations. Investors should note that the use of acquired intangible assets contributed to revenues earned during the periods presented and will continue to contribute to future period revenues. This amortization expense will recur in future periods.

Share-Based Compensation Expense Adjustment

We have excluded the effect of our share-based compensation expense from our non-GAAP operating expenses and net income as this provides our management with an important tool for financial and operational decision making and for evaluating our own recurring core business operating results over different periods of time. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies may use under SFAS No.123R, we believe that providing non-GAAP financial measures that exclude this share-based compensation expense allows investors and analysts to make meaningful comparisons between our ongoing core business operating results with those of other companies. Share-based compensation has been a significant non-cash recurring expense in our business and has been used as a key incentive offered to our employees. We believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues. Share-based compensation expense will recur in future periods.

Stock Option Review Expense Adjustment

We have excluded the effect of our stock option review expenses from our non-GAAP operating expenses and net income, as this provided our management with an important tool for financial and operations decision making and for evaluating our own recurring core business operating results over different periods of time. The expenses associated with our stock option review, which include all professional expenses incurred with the review, were significant. We believe that providing non-GAAP financial measures that exclude this stock option review expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results. Stock option review expense will continue to recur in future periods until all matters associated with the review have been completed.

Restructuring Expense Adjustment

We have excluded the effect of our restructuring expense from our non-GAAP operating expense, operating income and net income. These expenses were primarily associated with the restructuring actions announced on June 30, 2008. As these expenses were in direct association with the recently announced restructuring, we believe that providing non-GAAP financial measures that exclude this restructuring expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results.

We believe our non-GAAP presentation is useful to investors for the reasons described above, and because such presentation offers investors a better understanding of our core business operating results and budget planning decisions. Management uses these non-GAAP measures internally to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets and to allocate resources. The effects of our decision to provide the non-GAAP financial measures is a decrease in net loss of $0.09 per fully diluted share for the first fiscal quarter ended June 30, 2008. Material limitations associated with the use of the non-GAAP financial measures versus the comparable GAAP measures are (a) the non-GAAP measures provide a view of our earnings that does not include all of our expense obligations for the period in question, and (b) this may not enhance the comparability of our results to those of other companies who have treated such matters differently. We compensate for these limitations by providing full disclosure of the effects of these non-GAAP measures, by presenting the corresponding treatment prepared in conformity with GAAP in this release and in our financial statements and by providing a reconciliation to the corresponding GAAP measures so that investors can use the information to perform their own analysis.

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2008
Updates Guidance

Guidance

For the second fiscal quarter ending September 30, 2008, the Company’s management anticipates net revenue will be $30 million or more. Cost of revenue, excluding expenses related to the amortization of intangibles and share-based compensation, will be up slightly on a sequential basis due to the September launch of the Company’s new version of Easy Media Creator® software. Operating expenses, excluding share-based compensation, costs associated with additional restructuring and costs associated with the completion of the Company’s stock option review are estimated to be approximately $25.5 million. This will result in a net loss for the quarter of approximately $(1.3) million or $(0.05) per share. The Company believes that it will become profitable in the second half of fiscal year 2009 and that, by the fourth quarter, operating margins should approach 20% and should generate at least $7 million in EBITDA, assuming favorable conditions.

Call Details

Sonic will conduct a conference call at 1:30 p.m. PDST, or 4:30 p.m. EDT, today to discuss its preliminary financial results for the first fiscal quarter ended June 30, 2008. Investors are invited to listen to Sonic’s quarterly conference call on the investor section of Sonic’s website at www.sonic.com. A replay of the web cast will be available shortly after the conclusion of the call. An audio replay of the conference call will also be made available shortly after the conclusion of the call. The audio replay will remain available until midnight PDT August 15, 2008, and can be accessed by dialing 888-203-1112 (for domestic callers) or 719-457-0820 (for international callers) and entering the passcode 5392414.

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2008
Updates Guidance

Sonic Solutions
Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	June 30,
	2008	2007

Net revenue	$30,114	$30,111
Cost of revenue	7,706	7,928
Gross profit	22,408	22,183

Operating expenses:
Marketing and sales	9,800	8,641
Research and development	11,680	11,646
General and administrative	6,721	6,047
Restructuring	1,275	-
	29,476	26,334
Operating loss	(7,068)	(4,151)

Other income (expense), net	(133)	341
Loss before income taxes	(7,201)	(3,810)

Provision (benefit) for income taxes	(3,561)	(1,853)
Net loss	$(3,640)	$(1,957)

Net loss per share:
Basic	$(0.14)	$(0.07)
Diluted	$(0.14)	$(0.07)
Shares used in computing net (loss per share:
Basic	26,443	26,197
Diluted	26,443	26,197

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2008
Updates Guidance

Sonic Solutions
Consolidated Balance Sheets
(In thousands, except share amounts)

	June 30, 2008	March 31, 2008 (1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,923	$61,955
Restricted cash and cash equivalents	455	454
Short-term investments	900	1,050
Accounts receivable, net of allowances of $2,787 and $3,901 at June 30, 2008 and March 31, 2008, respectively	13,971	15,773
Inventory	808	1,198
Deferred tax benefits	13,956	13,920
Prepaid expenses and other current assets	7,066	4,917
Total current assets	90,079	99,267
Fixed assets, net	3,288	2,959
Purchased and internally developed software costs, net	604	704
Goodwill	59,256	55,456
Acquired intangibles, net	36,786	35,502
Deferred tax benefits, net	14,632	14,642
Other assets	1,710	1,519
Total assets	$206,355	$210,049

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,635	$6,118
Accrued expenses and other current liabilities	27,445	29,467
Deferred revenue	7,377	6,854
Capital lease	121	-
Bank note payable	20,000	20,000
Total current liabilities	61,578	62,439

Other long term liabilities, net of current portion	2,937	2,943
Capital lease, net of current portion	249	-
Deferred revenue, net of current portion	101	65
Total liabilities	64,865	65,447

Commitments and contingencies
Shareholders' equity:
Common stock, no par value, 100,000,000 shares authorized; 26,503,602 and 26,383,277 shares issued and outstanding at June 30, 2008 and March 31, 2008, respectively	163,827	163,251
Accumulated other comprehensive loss	(1,745)	(1,697)
Accumulated deficit	(20,592)	(16,952)
Total shareholders' equity	141,490	144,602
Total liabilities and shareholders' equity	$206,355	$210,049

(1)    The consolidated balance sheet at March 31, 2008 has been derived from the Company's audited consolidated financial statements included in the Company's 2008 Annual Report on Form10-K.

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2008
Updates Guidance

Sonic Solutions
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
First Quarter Ended June 30, 2008
(In thousands, except per share amounts - unaudited)

	Three Months Ended
	June 30, 2008		June 30, 2008	June 30, 2007		June 30, 2007
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP

Net revenue	$30,114	$-	$30,114	$30,111	$-	$30,111

Cost of revenue	7,706	(1,186)	6,520	7,928	(1,196)	6,732

Acquisition-related intangible amortization	1,186	(1,186)	-	1,196	(1,196)	-

Gross profit	22,408	1,186	23,594	22,183	1,196	23,379

Gross margin	74%		78%	74%		78%

Operating expenses	29,476	(2,260)	27,216	26,334	(2,741)	23,593

Share-based compensation expense (2)	521	(521)	-	484	(484)	-
Stock option review expense (3)	464	(464)	-	2,257	(2,257)	-
Restructuring expense (4)	1,275	(1,275)	-	-	-	-
Operating income (loss)	(7,068)	3,446	(3,622)	(4,151)	3,937	(214)

Operating margin	-23%		-12%	(14)%		-1%

Other income (expense), net	(133)	-	(133)	341	-	341

Income (loss) before income taxes	(7,201)	3,446	(3,755)	(3,810)	3,937	127

Provision (benefit) for income taxes *	(3,561)	2,059	(1,502)	(1,853)	1,904	51

Net income (loss)	$(3,640)	$1,387	$(2,253)	$(1,957)	$2,033	$76

Net income (loss) per share:
Basic	$(0.14)		$(0.09)	$(0.07)		$0.00
Diluted	$(0.14)		$(0.09)	$(0.07)		$0.00

Shares used in computing net income (loss) per share:
Basic	26,443		26,443	26,197		26,197
Diluted	26,443		26,443	26,197		27,206

(2) Share-based compensation expense consists of:
Marketing and sales	$313	$242
Research and development	$57	$168
General and administrative	$151	$74
	$521	$484

(3) Stock option review expense is included in General and Administrative expense on a GAAP basis.

(4) Restructuring expense is included as a separate line item in operating expense on a GAAP basis.

* Tax adjustment calculated by applying first quarter ended June 30, 2008 effective tax rate of 40%.

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2008
Updates Guidance

About Sonic Solutions

Sonic Solutions (NASDAQ: SNIC; http://www.sonic.com) enables the creation, management, and enjoyment of digital media content through its Hollywood to Home™ products, services, and technologies. Sonic's products range from the advanced authoring systems used to produce Hollywood DVD and Blu-ray Disc titles to the award-winning Roxio-branded photo, video, music, and digital-media management applications. Sonic's patented technologies and AuthorScript® media engine are relied upon by leading technology firms to define rich media experiences on a wide array of consumer electronics, mobile devices, set-top players, retail kiosks, and PCs. Always an innovator, Sonic has taken a leading role in helping professional and consumer markets make the successful transition to the new high-definition media formats and, through the Qflix™ platform, Sonic is defining new models for the digital distribution of Hollywood entertainment. Sonic Solutions is headquartered in Marin County, California.

Sonic, the Sonic logo, Sonic Solutions, AuthorScript, Hollywood to Home, Qflix, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic Solutions under license.

Forward-Looking Statements

This press release and Sonic’s earnings conference call for the first quarter ended June 30, 2008 contain forward-looking statements that are based upon current expectations. Such forward-looking statements include expectations regarding revenue, income, expenses, capitalization and other guidance for the quarter ending September 30, 2008; views regarding opportunities presented by the “download and burn” and online services business models; Sonic’s ability to strengthen relationships with end-users; the evolution of, and opportunities for Sonic arising from, next-generation high-definition formats and channels; future market opportunities; and the potential impact of pending litigation in which Sonic, its directors, and/or its executive officers may be involved.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the timely introduction and acceptance of new products, such as Sonic’s high-definition series products; the costs associated with new product introduction and the possible adverse effect on gross margin; any fluctuation in demand for Sonic products; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses; new product introductions; loss of significant customers or key suppliers; risks related to acquisitions and international operations; cost of Sarbanes Oxley (“SOX”) compliance or business expansion; costs associated with litigation or patent prosecution and intellectual property claims; and changes in effective tax rates. Other risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to; tax issues or liabilities that relate to adjustments to the measurement dates associated with stock options issued by Sonic; issues that Sonic does not currently realize exist resulting from the restatement of its financial statements and related matters; and the impact of any litigation or governmental investigations or proceedings arising out of or related to Sonic’s stock option grant practices or any restatement of its financial statements. This press release should be read in conjunction with Sonic’s most recent quarterly report on Form 10-Q filed on August 11, 2008, the annual report on Form 10-K filed on June 23, 2008 and Sonic’s other reports on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements.

Sonic Solutions Reports Financial Results for
First Quarter Ended June 30, 2008
Updates Guidance

For more information, contact:	For more information, contact:

Sonic Solutions	Sonic Solutions Investor Relations

Paul Norris, E.V.P. and Acting Chief Financial Officer	Nils Erdmann, V.P. Investor Relations

Phone: 415.893.8000 Fax: 415.893.8008	Phone: 415.893.8000 Fax: 415.893.8008

Email: paul_norris@sonic.com	Email: nils_erdmann@sonic.com